Exhibit 23.1


           CONSENT OF KELLEHER & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the inclusion in eNote.com Inc.'s (the "Company's") Current Report on Form 8-K (Amendment No.1) dated April 5, 1999 of our report (the "Report") dated December 21, 1999 with respect to the balance sheet of Navis Technologies, Ltd. as of December 31, 1998, and the related statements of income, accululated deficit, and cash flows for the year then ended. We further consent to the incorporation by reference in the Company's registration statement on Form S-8 of our Report.


/s/ KELLEHER & COMPANY
--------------------------------
KELLEHER & COMPANY
February 14, 2000